     R             E             L              E             A             S             E
Tekelec Announces Q3 2006 Earnings
Achieves Record Telecom Revenues,
Books Impairment Charge for its Switching Solutions
Business Unit and Gain on Sale of IEX
Morrisville, N.C. November 1, 2006 — Tekelec (NASDAQ: TKLC), a leading developer of high-performance network applications for next-generation fixed, mobile and packet networks, today announced its earnings for the third quarter of 2006. The results for the quarter and nine months ended September 30, 2006 include a gain on the sale of the Company’s IEX contact center business reported in the results of discontinued operations, and an impairment charge related to intangibles and goodwill associated with its Switching Solutions Business Unit .
Results from Continuing Operations
Revenue from continuing operations for the third quarter of 2006 was a record $155.2 million, up 43% compared to $108.4 million for the third quarter of 2005. For the third quarter of 2006, the Company had orders for the Telecom business of $108.0 million, up 8% compared to $100.4 million for the second quarter of 2006 and down 20% compared to $135.6 million for the third quarter of 2005. Telecom backlog as of September 30, 2006 was $455.0 million compared to $502.2 million as of June 30, 2006 and $520.2 million as of December 31, 2005.
On a GAAP basis, the Company reported a loss from continuing operations for the third quarter of 2006 of $87.5 million, or $1.30 loss per diluted share, compared to a loss from continuing operations of $7.6 million, or $0.11 loss per diluted share, for the third quarter of 2005. GAAP operating results for the third quarter of 2006 include a non-cash impairment charge of $100.6 million related to the write-down of certain goodwill and acquired technology assets of the Switching Solutions Business Unit.
On a non-GAAP basis, income from continuing operations for the third quarter of 2006 was $11.2 million, or $0.16 per diluted share, compared to a net loss from continuing operations of $3.1 million, or $0.05 loss per diluted share, for the third quarter of 2005. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its non-GAAP operating results.
Revenue from continuing operations for the first nine months of 2006 was $399.2 million, up 15% compared to $347.9 million for the first nine months of 2005. For the first nine months of 2006, the Company had orders from continuing operations of $333.9 million, down 15% compared to $391.2 million for the first nine months of 2005.
On a GAAP basis, the Company reported a loss from continuing operations for the first nine months of 2006 of $102.1 million, or $1.52 loss per diluted share, compared to income from continuing operations of $6.6 million, or $0.10 per diluted share, for the first nine months of 2005. GAAP operating results for the first nine months of 2006 include a non-cash impairment charge of $100.6 million related to the write-down of certain goodwill and acquired technology assets of the Switching Solutions Business Unit.
Corporate Office: 5200 Paramount Parkway, Morrisville, N.C. 27560 • Tel 919.460.5500 • Fax 919.460.0877

Q3 2006 Results
On a non-GAAP basis, income from continuing operations for the first nine months of 2006 was $11.9 million, or $0.17 per diluted share, compared to income from continuing operations of $17.8 million, or $0.26 per diluted share, for the first nine months of 2005. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its non-GAAP operating results.
At September 30, 2006, Tekelec’s consolidated cash, cash equivalents and short-term investments totaled $426.8 million, up from $237.2 million at June 30 2006 due primarily to the Company’s receipt during the third quarter of 2006 of proceeds from the sale of the IEX Contact Center Business. Deferred revenue from continuing operations was $225.2 million at September 30, 2006, compared to $257.1 million at June 30, 2006.
Impairment Charge
In connection with its annual budgeting process initiated during the third quarter of 2006, the Company performed a comprehensive evaluation of the Switching Solutions Business Unit. Based on this evaluation and the significant shortfall in switching orders for the second half of 2006 compared to its earlier expectations, the Company significantly lowered its forecast for the Business Unit’s future revenues and cash flows. As a result, the Company has recognized non-cash impairment charges in the aggregate amount of $100.6 million in the third quarter of 2006. Approximately $25.6 million of these charges relate to the impairment of acquired technology and $75.0 million of these charges reflect the write-down of goodwill relating to the acquisitions of Santera Systems Inc. and Vocal Data Inc.
In connection with this comprehensive evaluation and assessment of its Switching Solutions Business Unit, the Company has retained J. P. Morgan Securities Inc. as an advisor to help identify and evaluate strategic alternatives to leverage its switching technology portfolio.
Results from Discontinued Operations
The sale of the IEX Contact Center business to NICE Systems, Inc. closed on July 6, 2006 and the operations of IEX have been presented in discontinued operations. On a GAAP basis, income from discontinued operations, net of taxes, in the third quarter of 2006 was $176.8 million, or $2.63 per diluted share, compared to income from discontinued operations, net of taxes, of $3.5 million, or $0.05 per diluted share, in the third quarter of 2005. On a GAAP basis, income from discontinued operations, net of taxes, for the first nine months of 2006 was $189.4 million, or $2.83 per diluted share, compared to income from discontinued operations, net of taxes, of $7.6 million, or $0.11 per diluted share, for the first nine months of 2005. Included in the income from discontinued operations for the three and nine months ended September 30, 2006 was a gain on the sale of IEX of $177.5 million, net of taxes.
Consolidated GAAP Results
The Company’s consolidated net income for the three months ended September 30, 2006 was $89.3 million, or $1.33 per diluted share, compared to a consolidated net loss for the three months ended September 30, 2005 of $4.1 million, or $0.06 loss per diluted share. The Company’s consolidated net income for the nine months ended September 30, 2006 was $87.3 million, or $1.30 per diluted share, compared to consolidated net income for the nine months ended September 30, 2005 of $14.2 million, or $0.21 per diluted share. Results for the third quarter and the first nine months of 2006 include a non-cash impairment charge of $100.6 million related to the write-down of certain goodwill and acquired technology assets of the Switching Solutions Business Unit and a gain on the sale of IEX of $177.5 million, net of taxes.

Q3 2006 Results
Restructuring Plan
As a result of the continued losses in the Switching Solutions Business Unit (“SSG”), on November 1, 2006 the Company expanded the scope of the restructuring of SSG’s operations which was initiated in the second quarter of 2006. Specifically, as part of its ongoing efforts to align the cost structure with SSG’s current business opportunities, the Company has further reduced the size of its operations in Plano, Texas through: (i) the termination of the Company’s employment of 104 employees across SSG and related customer service, operations and other personnel; (ii) the decision not to replace 22 employees who left Tekelec during the third quarter of 2006; and (iii) the termination of approximately 25 contractors.
In addition, as a result of the relocation of the Company’s corporate headquarters to North Carolina from California, the California-based Senior Vice President, Corporate Affairs and General Counsel of the Company, Ron Buckly, has decided to resign effective December 31, 2006. The Company will incur charges under a retention agreement with Mr. Buckly and is also obligated to pay severance benefits to him under its Officer Severance Plan due to the relocation of the Company’s headquarters.
The Company currently estimates that it will incur charges in the fourth quarter of 2006 in the aggregate amount of approximately $4 to $5 million to cover severance and other costs associated with this SSG reduction in force and the resignation of the Senior Vice President, Corporate Affairs and General Counsel. The Company currently expects to realize estimated annual cost savings from this restructuring activity of $17 to $19 million. Due to the timing of this restructuring, the Company expects to realize the majority of these savings commencing in 2007. These savings are in addition to the estimated $8 million of annual cost savings that the Company expects to realize from its restructuring completed in the second quarter of 2006.
Conference Call
Tekelec has scheduled a conference call for Wednesday, November 1, 2006, for management to discuss third quarter 2006 results. The Company also plans to provide on its web site prior to the commencement of the call certain non-GAAP information for the third quarter and first nine months of 2006 and to discuss during this call certain forward looking information concerning the Company’s prospects for the full year of 2006.
“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Wednesday, November 1, 2006 at 4:45 p.m. EDT. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 7:45 p.m. on November 1 and for 90 days thereafter.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID # 9598613
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including a full non-GAAP statement of operations. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures and the resulting non-GAAP statements of operations to (i) evaluate financial results;(ii) manage the Company’s operations; and (iii) establish operational goals. Further, each of the individual non-GAAP measures within the non-GAAP statement of operations and the non-GAAP statement of operations itself

Q3 2006 Results
are utilized by the Company’s management and board of directors to determine incentive compensation and evaluate key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of each of the non-GAAP measures, including the full non-GAAP statement of operations, referred to in this release to the most directly comparable GAAP measure, GAAP net income from continuing operations. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may not meet the Company’s expectations. As discussed in the Company’s Quarterly Reports on Form 10-Qs (the “Form 10-Qs”) for the 2006 first and second quarter, its Annual Report on Form 10-K for 2005 (the “2005 Form 10-K”) and its other filings with the Securities and Exchange Commission (the “Commission”), the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations, in addition to those identified in the Company’s filings with the Commission, include, among others, the impact on future operating results of changes in revenue recognition described in the 2005 Form 10-K, the Form 10-Qs for the 2006 first and second quarter, and prior reports filed with the Commission, the risk of continued losses in the Company’s Switching Solutions Business Unit, the risk that the Company will not realize all the benefits of its restructuring activities and the risk that the Company’s financial results for the full year 2006 or 2007 will not meet the Company’s expectations. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec is a high-performance network applications company that is accelerating the transition to IP Multimedia Subsystem (IMS) networks for service providers around the globe. With its experience at the intersection of network applications and session control, Tekelec creates highly efficient platforms for managing media and delivering network solutions. Corporate headquarters are in Morrisville, N.C., in the Research Triangle Park area, with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
###
Investor Contacts:
Jim Chiafery
Director of Investor Relations
919-461-6825 office
James.chiafery@tekelec.com

Q3 2006 Results
TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Thousands, except per share data)
Revenues	$155,179	$108,368	$399,151	$347,877
Cost of sales:
Cost of goods sold	70,174	51,108	180,494	135,334
Amortization of purchased technology	921	1,572	3,473	4,544
Impairment of purchased technology(1)	25,615	—	25,615	—

Total cost of sales	96,710	52,680	209,582	139,878

Gross profit	58,469	55,688	189,569	207,999

Operating expenses:
Research and development	39,736	30,034	112,048	88,797
Sales and marketing	22,782	19,522	68,559	62,009
General and administrative	18,274	16,014	52,143	45,312
Acquired in-process research and development(2)	—	1,210	—	1,210
Restructuring and other(3)	(7)	1,589	3,412	4,349
Amortization of intangible assets	565	701	1,721	2,282
Impairment of goodwill(1)	75,000	—	75,000	—

Total operating expenses	156,350	69,070	312,883	203,959

Income (loss) from operations	(97,881)	(13,382)	(123,314)	4,040
Other income (expense),net:
Interest income	3,554	1,763	7,081	4,734
Interest expense	(1,000)	(1,020)	(2,781)	(2,925)
Gain (loss)on sale of investments	—	(2)	1,794	(1,346)
Other, net	(496)	(264)	(848)	(946)

Total other income (expense), net	2,058	477	5,246	(483)

Income (loss) from continuing operations before provision for income taxes	(95,823)	(12,905)	(118,068)	3,557
Provision for (benefit from) income taxes	(8,306)	(2,752)	(16,017)	7,177

Loss before minority interest	(87,517)	(10,153)	(102,051)	(3,620)
Minority interest(4)	—	2,602	—	10,248

Income (loss) from continuing operations	(87,517)	(7,551)	(102,051)	6,628
Income from discontinued operations, net of taxes	176,779	3,473	189,354	7,554

Net income (loss)	$89,262	$(4,078)	$87,303	$14,182

Earnings (loss) per share from continuing operations:
Basic	$(1.30)	$(0.11)	$(1.52)	$0.10
Diluted	(1.30)	(0.11)	(1.52)	0.10
Earnings per share from discontinued operations:
Basic	$2.63	$0.05	$2.83	$0.11
Diluted	2.63	0.05	2.83	0.11
Earnings (loss) per share:
Basic	$1.33	$(0.06)	$1.30	$0.22
Diluted	1.33	(0.06)	1.30	0.21
Weighted average number of shares outstanding:
Basic	67,283	66,113	67,016	65,811
Diluted(5)	67,283	66,113	67,016	68,042

Q3 2006 Results
Notes to Unaudited Condensed Consolidated Statements of Operations (in thousands):

(1)	For both the three and nine months ended September 30, 2006, impairment of purchased technology and of goodwill amount to $25,615 and $75,000, respectively. Both impairment charges are related to one of our reporting units, consisting of our Santera and VocalData product lines within our Switching Solutions Business Unit

(2)	For both the three and nine months and year ended September 30, 2005, the write-off of in-process research and development amounted to $1,210 and related to our acquisition of iptelorg in the second quarter of 2005.

(3)	This amount represents restructuring and other costs related principally to reductions in staff associated with the (i) restructuring of our operations in June 2006 (the “2006 Restructuring”), (ii) our corporate headquarters and Taqua relocations in 2005, and (iii) the relocation of our manufacturing operations in 2004. The 2006 Restructuring involved the termination of approximately 60 employees across all of our business units, customer service organization and operations group. The majority of the terminated employees worked directly for or in support of the Switching Solutions Business Unit based in Plano, Texas. The estimated annual operating cost savings resulting from the 2006 Restructuring is expected to be between $8.0 and $8.5 million.

(4)	On October 3, 2005, we acquired the remaining shares of Santera capital stock held by the minority shareholders and on that date, Santera became a wholly owned subsidiary of Tekelec. For all periods presented, the results of Santera are included in the consolidated results of operations of Tekelec. The consolidated provision for income taxes does not include any benefit from the losses generated by Santera prior to October 3, 2005 due to the following:
–	Prior to October 3, 2005, Santera’s losses could not be included on Tekelec’s consolidated federal tax return because its ownership interest in Santera did not meet the threshold to consolidate under income tax rules and regulations.

–	Prior to October 3, 2005, a full valuation allowance had been established on the income tax benefits generated by Santera as a result of Santera’s historical operating losses.
(5)	For the three months ended September 30, 2006 and 2005, the calculation of consolidated diluted earnings per share (including discontinued operations) excludes the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. For the nine months ended September 30, 2006 and 2005, the calculation of diluted earnings per share excludes the add-back to net income of $1,743 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended September 30, 2006 and 2005 and for the nine months ended September 30, 2006 and 2005 excludes 6,361 shares related to the convertible debt using the “if-converted” method.

Q3 2006 Results
TEKELEC
UNAUDITED NON-GAAP(1) STATEMENTS OF OPERATIONS FOR CONTINUING OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(Thousands, except per share data)
Revenues	$155,179	$108,368	$399,151	$347,877
Cost of sales:
Cost of goods sold	68,746	50,529	176,249	133,585

Gross profit	86,433	57,839	222,902	214,292

Operating expenses:
Research and development	36,047	30,005	101,171	88,622
Sales and marketing	21,141	19,522	63,356	62,009
General and administrative	15,948	15,198	45,398	43,064

Total operating expenses	73,136	64,725	209,925	193,695

Income (loss) from operations	13,297	(6,886)	12,977	20,597
Interest and other income (expense), net	2,058	477	3,453	861

Income from continuing operations before provision for income taxes	15,355	(6,409)	16,430	21,458
Provision for income taxes (2)	4,127	(1,123)	4,515	11,902

Income (loss) before minority interest	11,228	(5,286)	11,915	9,556
Minority interest	—	2,210	—	8,280

Net income (loss)	$11,228	$(3,076)	$11,915	$17,836

Earnings (loss) per share from continuing operations:
Basic	$0.17	$(0.05)	$0.18	$0.27
Diluted (3)	0.16	(0.05)	0.17	0.26
Weighted average number of shares outstanding-continuing operations:
Basic	67,283	66,113	67,016	65,811
Diluted (3)	74,414	66,113	68,420	68,042
Notes to Unaudited Non-GAAP Statements of Operations (in thousands):

(1)	Please refer to the attached reconciliation of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.

(2)	The above Non-GAAP Statements of Operations assume effective income tax rates of 27% and 27.5% for the three and nine months ended September 30, 2006, respectively, and effective income tax rates of 17.5% and 55.5% for the three and nine months ended September 30, 2005, respectively. For the three and nine months ended September 30, 2005, there were no income tax benefits associated with the losses generated by Santera.

(3)	For the three months ended September 30, 2006, the calculation of diluted earnings per share includes the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended September 30, 2006 includes 6,361 shares related to the convertible debt using the “if-converted” method. For the three months ended September 30, 2005 and both the nine months ended September 30, 2006 and 2005, these adjustments were excluded from the calculation of diluted earnings per share as these adjustments were anti-dilutive.

Q3 2006 Results
TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2006	2005
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$45,827	$52,069
Short-term investments, at fair value	380,953	174,260

Total cash, cash equivalents and short-term investments	426,780	226,329

Accounts receivable, net	131,610	115,789
Inventories	53,868	43,906
Deferred income taxes	33,224	27,456
Deferred costs and prepaid commissions	81,060	81,796
Prepaid expenses and other current assets	22,110	15,298
Assets of discontinued operations	—	18,647

Total current assets	748,652	529,221
Property and equipment, net	46,577	40,474
Investments in privately held companies	7,322	7,322
Deferred income taxes, net	68,193	68,585
Other assets	3,620	6,047
Goodwill	40,882	116,324
Intangible assets, net	25,595	57,214

Total assets	$940,841	$825,187

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$33,204	$32,347
Accrued expenses	44,805	47,960
Accrued payroll and related expenses	25,905	28,156
Short-term notes and current portion of notes payable	—	96
Current portion of deferred revenues	219,197	208,278
Income taxes payable	6,926	—
Liabilities of discontinued operations	—	23,279

Total current liabilities	330,037	340,116
Long-term convertible debt	125,000	125,000
Deferred income taxes	1,531	1,694
Long-term portion of deferred revenues	6,050	5,217

Total liabilities	462,618	472,027

Commitments and Contingencies (Note 11)
Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 68,034,457 and 66,838,310 shares issued and outstanding, respectively	305,807	274,413
Deferred stock-based compensation	—	(5,680)
Retained earnings	172,969	85,666
Accumulated other comprehensive income (loss)	(553)	(1,239)

Total shareholders’ equity	$478,223	$353,160

Total liabilities and shareholders’ equity	$940,841	$825,187

Q3 2006 Results
TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	Nine Months Ended
	September 30,
	2006	2005
	(Thousands)
Cash flows from operating activities:
Net income (loss)	$87,303	$14,182
Income from discontinued operations	(189,354)	(7,554)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (gain) on investments	(1,794)	1,346
Minority interest	—	(10,248)
Impairment of purchased technology	25,615	—
Impairment of goodwill	75,000	—
Provision for doubtful accounts and returns	457	3,066
Write-off of leasehold improvements and other assets relating to restructuring	—	191
Depreciation	17,109	13,689
Amortization of intangibles	6,004	7,807
Amortization, other	3,016	5,331
Acquired in-process research and development	—	1,210
Deferred income taxes	(5,725)	(134)
Stock-based compensation	26,707	2,697
Tax benefit related to stock options	—	1,822
Excess tax benefits from stock-based compensation	(448)	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(16,149)	12,683
Inventories	(9,953)	(17,087)
Income tax payable	(21,950)	(6,088)
Prepaid expenses and other current assets	(5,345)	(18,693)
Trade accounts payable	772	(568)
Accrued expenses	(3,429)	(262)
Accrued payroll and related expenses	(2,387)	947
Deferred revenues	11,501	27,745

Net cash provided by (used in) operating activities – continuing operations	(3,050)	32,082
Net cash provided by operating activities – discontinued operations	12,566	13,330

Net cash provided by operating activities	9,516	45,412

Cash flows from investing activities:
Proceeds from sales and maturities of investments	656,743	346,884
Purchases of investments	(862,441)	(314,490)
Purchases of property and equipment	(23,202)	(21,671)
Cash paid for iptelorg, net of cash acquired	—	(6,894)
Purchase of technology	—	(4,000)
Change in other assets	1,858	865

Net cash provided by (used in) investing activities – continuing operations	(227,042)	694
Net cash provided by (used in) investing activities – discontinued operations	199,902	(158)

Net cash provided by (used in) investing activities	(27,140)	536

Cash flows from financing activities:
Payments on notes payable and capital leases	(96)	(1,427)
Proceeds from issuance of common stock	10,781	9,599
Excess tax benefits from stock-based compensation	448	—

Net cash provided by financing activities	11,133	8,172

Effect of exchange rate changes on cash	249	(3)

Net change in cash and cash equivalents	(6,242)	54,117
Cash and cash equivalents at beginning of period	52,069	48,925

Cash and cash equivalents at end of period	45,827	103,042
Cash and cash equivalents of discontinued operations at end of period	—	788

Cash and cash equivalents at end of period	$45,827	$102,254

Q3 2006 Results
TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME FROM CONTINUING OPERATIONS

	Three Months Ended September 30, 2006
	(thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$155,179	$—		$155,179
Costs and expenses:
Cost of sales:
Cost of goods sold	70,174	(1,158	)(1)	68,746
		(270	)(2)
Amortization of purchased technology	921	(921	)(2)	—
Impairment of purchased technology	25,615	(25,615	)(3)	—

Total cost of sales	96,710	(27,964)		68,746

Gross profit	58,469	27,964		86,433

Research and Development	39,736	(3,689	)(1)	36,047
Sales and Marketing	22,782	(1,641	)(1)	21,141
General and administrative	18,274	(2,326	)(1)	15,948
Restructuring and other	(7)	7	(4)	—
Amortization of intangible assets	565	(565	)(2)	—
Impairment of goodwill	75,000	(75,000	)(3)	—

Total operating expenses	156,350	(83,214)		73,136

Income (loss) from operations	(97,881)	111,178		13,297

Interest and other income (expense), net	2,058	—		2,058

Income (loss) from continuing operations before provision for income taxes	(95,823)	111,178		15,355

Provision for income taxes	(8,306)	12,433	(5)	4,127

Income (loss) from continuing operations	$(87,517)	$98,745		$11,228

Earnings (loss) per share:
Basic	(1.30)			$0.17
Diluted (6)	(1.30)			0.16
Earnings per share weighted average number of shares outstanding:
Basic	67,283			67,283
Diluted (6)	67,283			74,414

Q3 2006 Results
Notes to Unaudited Impact of Non-GAAP Adjustments on Net Income:

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock purchase rights granted under our employee stock purchase plans.

(2)	The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Taqua, VocalData, Steleus, iptelorg and Santera.

(3)	The adjustment represents the elimination of the impairment charges incurred related to the intangible assets and the goodwill associated with our Switching reporting segment.

(4)	The adjustment represents the changes in estimates relating to our 2006 Restructuring.

(5)	The adjustment represents the income tax effect of footnotes (1), (2), (3), and in order to reflect our non-GAAP effective tax rate of 27%.

(6)	For the three months ended September 30, 2006, the calculations of non-GAAP diluted earnings per share include a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method.

Q3 2006 Results
TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME FROM CONTINUING OPERATIONS

	Three Months Ended September 30, 2005
	(thousands, except per share data)
		IEX	GAAP			Non-GAAP
	Tekelec	(Discontinued	Continuing			Continuing
	(w/ IEX)	Operations)	Operations	Adjustments		Operations

Revenues	$120,980	$(12,612)	$108,368	$—		$108,368
Costs and expenses:
Cost of sales:
Cost of goods sold	53,791	(2,683)	51,108	(203	)(1)	50,529
				(376	)(2)
Amortization of purchased technology	1,572	—	1,572	(1,572	)(2)	—
Impairment of purchased technology	—	—	—	—		—

Total cost of sales	55,363	(2,683)	52,680	(2,151)		50,529

Gross profit	65,617	(9,929)	55,688	2,151		57,839

Research and Development	31,688	(1,654)	30,034	(29	)(1)	30,005
Sales and Marketing	21,636	(2,114)	19,522	—		19,522
General and administrative	16,735	(721)	16,014	(816	)(1)	15,198
Acquired in-process research and development	1,210	—	1,210	(1,210	)(3)	—
Restructuring and other	1,589	—	1,589	(1,589	)(4)	—
Amortization of intangible assets	701	—	701	(701	)(2)	—
Impairment of goodwill	—	—	—	—		—

Total operating expenses	73,559	(4,489)	69,070	(4,345)		64,725

Income (loss) from operations	(7,942)	(5,440)	(13,382)	6,496		(6,886)

Interest and other income (expense), net	577	(100)	477	—		477

Income (loss) from continuing operations before provision for income taxes	(7,365)	(5,540)	(12,905)	6,496		(6,409)

Provision for income taxes	(685)	(2,067)	(2,752)	1,629	(5)	(1,123)

Income (loss) before minority interest	(6,680)	(3,473)	(10,153)	4,867		(5,286)

Minority Interest	2,602	—	2,602	(392	)(6)	2,210

Income (loss) from continuing operations	$(4,078)	$(3,473)	$(7,551)	$4,475		$(3,076)

Earnings (loss) per share:
Basic	$(0.06)		$(0.11)			$(0.05)
Diluted (7)	(0.06)		(0.11)			(0.05)
Earnings per share weighted average number of shares outstanding:
Basic	66,113		66,113			66,113
Diluted (7)	66,113		66,113			66,113

Q3 2006 Results
Notes to Unaudited Impact of Non-GAAP Adjustments on Net Income:

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock, restricted stock units and stock purchase rights granted under our employee stock purchase plans.

(2)	The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Taqua, VocalData, Steleus, iptelorg and Santera.

(3)	The adjustment represents acquired in-process research and development relating to the acquisition of iptelorg.

(4)	The adjustment represents restructuring and other costs related to our manufacturing, corporate headquarters and Taqua relocations.

(5)	The adjustment represents the income tax effect of footnotes (1), (2), and (4) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(6)	The adjustment represents the minority interest impact of footnote (2).

(7)	For the three months ended September 30, 2005, the calculations of diluted earnings per share exclude a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method as the effects of including such amounts are anti-dilutive.

Q3 2006 Results
TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME FROM CONTINUING OPERATIONS

	Nine Months Ended September 30, 2006
	(thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$399,151	$—		$399,151
Costs and expenses:
Cost of sales:
Cost of goods sold	180,494	(3,435	)(1)	176,249
		(810	)(2)
Amortization of purchased technology	3,473	(3,473	)(2)	—
Impairment of purchased technology	25,615	(25,615	)(3)	—

Total cost of sales	209,582	(33,333)		176,249

Gross profit	189,569	33,333		222,902

Research and Development	112,048	(10,877	)(1)	101,171
Sales and Marketing	68,559	(5,203	)(1)	63,356
General and administrative	52,143	(6,193	)(1)	45,398
		(342	)(4)
		(210	)(5)
Restructuring and other	3,412	(3,412	)(6)	—
Amortization of intangible assets	1,721	(1,721	)(2)	—
Impairment of goodwill	75,000	(75,000	)(3)	—

Total operating expenses	312,883	(102,958)		209,925

Income (loss) from operations	(123,314)	136,291		12,977

Interest and other income (expense), net	5,246	(1,793	)(7)	3,453

Income (loss) from continuing operations before provision for income taxes	(118,068)	134,498		16,430

Provision for income taxes	(16,017)	20,532	(8)	4,515

Income (loss) from continuing operations	$(102,051)	$113,966		$11,915

Earnings (loss) per share:
Basic	$(1.52)			$0.18
Diluted (9)	(1.52)			0.17
Earnings per share weighted average number of shares outstanding:
Basic	67,016			67,016
Diluted (9)	67,016			68,420

Q3 2006 Results
Notes to Unaudited Impact of Non-GAAP Adjustments on Net Income:

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock purchase rights granted under our employee stock purchase plans.

(2)	The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Taqua, VocalData, Steleus, iptelorg and Santera.

(3)	The adjustment represents the elimination of the impairment charges incurred related to the intangible assets and the goodwill associated with our Switching reporting segment.

(4)	The adjustment represents $342,000 in legal expenses incurred to settle the IEX vs. Blue Pumpkin litigation.

(5)	The adjustment represents $210,000 in cost associated with the 2006 restatement of our consolidated financial statements.

(6)	The adjustment represents restructuring and other costs related to our 2006 restructuring and changes in estimates relating to the restructuring of our manufacturing, corporate headquarters and Taqua relocations in 2005 and 2004.

(7)	The adjustment represents the gain recognized related to our receipt of 642,610 shares of Lucent that were released from escrow.

(8)	The adjustment represents the income tax effect of footnotes (1) through (7) in order to reflect our non-GAAP effective tax rate of 27.5%.

(9)	For the nine months ended September 30, 2006, the calculations of diluted earnings per share exclude a potential add-back to net income of $1,743,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method as the effects of including such amounts are anti-dilutive.

Q3 2006 Results
TEKELEC
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME FROM CONTINUING OPERATIONS

	Nine Months Ended September 30, 2005
	(thousands, except per share data)
		IEX	GAAP			Non-GAAP
	Tekelec	(Discontinued	Continuing			Continuing
	(w/ IEX)	Operations)	Operations	Adjustments		Operations

Revenues	$382,571	$(34,694)	$347,877	$—		$347,877
Costs and expenses:
Cost of sales:
Cost of goods sold	144,049	(8,715)	135,334	(271	) (1)	133,585
				(1,478	) (2)
Amortization of purchased technology	4,544	—	4,544	(4,544	) (2)	—

Total cost of sales	148,593	(8,715)	139,878	(6,293)		133,585

Gross profit	233,978	(25,979)	207,999	6,293		214,292

Research and Development	93,546	(4,749)	88,797	(175	) (1)	88,622
Sales and Marketing	68,888	(6,879)	62,009	—		62,009
General and administrative	47,564	(2,252)	45,312	(2,248	) (1)	43,064
Acquired in-process research and development	1,210	—	1,210	(1,210	) (3)	—
Restructuring and other	4,349	—	4,349	(4,349	) (4)	—
Amortization of intangible assets	2,282	—	2,282	(2,282	) (2)	—

Total operating expenses	217,839	(13,880)	203,959	(10,264)		193,695

Income (loss) from operations	16,139	(12,099)	4,040	16,557		20,597

Interest and other income (expense), net	(534)	51	(483)	1,344	(5)	861

Income (loss) from continuing operations before provision for income taxes	15,605	(12,048)	3,557	17,901		21,458

Provision for income taxes	11,671	(4,494)	7,177	4,725	(6)	11,902

Income (loss) before minority interest	3,934	(7,554)	(3,620)	13,176		9,556

Minority Interest	10,248	—	10,248	(1,968	) (7)	8,280

Income (loss) from continuing operations	$14,182	$(7,554)	$6,628	$11,208		$17,836

Earnings (loss) per share:
Basic	$0.22		$0.10			$0.27
Diluted (8)	0.21		0.10			0.26
Earnings per share weighted average number of shares outstanding:
Basic	65,811		65,811			65,811
Diluted (8)	68,042		68,042			68,042

Q3 2006 Results
Notes to Unaudited Impact of Non-GAAP Adjustments on Net Income:

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock, restricted stock units and stock purchase rights granted under our employee stock purchase plans.

(2)	The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Taqua, VocalData, Steleus, iptelorg and Santera.

(3)	The adjustment represents acquired in-process research and development relating to the acquisition of iptelorg.

(4)	The adjustment represents restructuring and other costs related to our manufacturing, corporate headquarters and Taqua relocations.

(5)	The adjustment represents a realized loss on the sale of Santera’s holdings of Alcatel shares received in conjunction with warrants exercised in December 2004.

(6)	The adjustment represents the income tax effect of footnotes (1), (2), (4) and (5) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(7)	The adjustment represents the minority interest impact of footnotes (2) and (5).

(8)	For the nine months ended September 30, 2005, the calculations of diluted earnings per share exclude a potential add-back to net income of $1,743,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to the convertible debt using the “if-converted” method as the effects of including such amounts are anti-dilutive.